UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2015

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters 1600 Technology Way P.O. Box 231 Latrobe, Pennsylvania		15650-0231

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2015, Kennametal Inc. (“Kennametal” or the “Company”) announced the appointment of Jan Kees van Gaalen to serve as Vice President and Chief Financial Officer of the Company effective September 1, 2015. Mr. van Gaalen will report to President and Chief Executive Officer, Donald A. Nolan. Mr. van Gaalen will succeed Martha A. Fusco, who served as the Company’s interim Chief Financial Officer since February 2015. Ms. Fusco will remain in the role of Vice President Finance and Corporate Controller.

Mr. van Gaalen, age 58, joins Kennametal from Dresser-Rand Group Inc., a public company, and a global supplier of custom-engineered rotating equipment for applications in the oil, gas, process, power, and other industries worldwide, where he served as Executive Vice President and Chief Financial Officer since April 2013. Before joining Dresser-Rand, he served as Vice President and Treasurer of Baker Hughes Inc. from 2008 to 2013. Prior to this, he was the Chief Financial Officer and Vice President Finance for PT Vale Inco TBK (formerly PT Inco TBK), the publicly traded Indonesian subsidiary of Vale Inco Ltd., based in Jakarta, Indonesia, from 2004 to 2008. Mr. van Gaalen previously held a variety of finance positions with Anglo American plc, Carlton Communications plc and Schlumberger Ltd. in France, the United Kingdom, Venezuela, Brazil and South Africa.

In connection with his appointment as Vice President and Chief Financial Officer, Mr. van Gaalen will be entitled to the following:

•	Annual base salary of $540,000.

•	A special long-term incentive grant on September 1, 2015 to be made under Kennametal’s Stock and Incentive Plan of 2010 (as amended and restated on October 22, 2013 and as further amended January 27, 2015) (the “LTIP Plan”) with a total value of $200,000, consisting of 100% restricted stock units, which will vest in equal parts over a 3 year period, with one-third vesting on September 1 of each of 2016, 2017, and 2018.

•	On September 1, 2015, an additional long-term incentive grant with a total value of $1,055,000 under the Company’s LTIP Plan, which will consist 50% of Performance Stock Units (PSU’s), 30% of Stock Options and 20% of Restricted Stock Units (RSU’s). RSU’s and Stock Options vest over a three-year period, with one-third vesting on each anniversary date of the grant. PSU’s cliff vest after 3 years and are subject to achievement of company performance goals in each of the 3 fiscal years in the term.

•	Participation in the Company’s Prime Bonus Plan with a target bonus of 80% of annual base salary. Achievement of 2016 Prime Bonus to be measured in two parts: (1) 80% of the target bonus opportunity will be based on achievement of Company’s financial performance goals for 2016 and (2) 20% of target bonus opportunity will be based on achievement of specified individual performance goals set and approved by the compensation committee conditioned upon achievement of the threshold EPS goal.

•	Relocation assistance under the Company’s relocation policy.

•	Participation in all general employee benefit plans and programs as well as participation in the Company’s Executive Retirement Program.

In connection with his employment, Mr. van Gaalen will be entering into an employment agreement with Kennametal, effective as of September 1, 2015 under the Company’s current standard form of Employment Agreement for executives (“Employment Agreement”) and the Company’s standard Indemnification Agreement.

The Employment Agreement generally requires our executives to devote their entire time and attention to the business of the Company while they are employed by the Company. The agreement does not specify any term, nor does it specify the executive officer’s base salary, size of bonus award, if any, or any other compensation for services (all of which are determined and periodically reviewed by our Compensation Committee).

Pursuant to the terms of the Employment Agreement, each executive officer must assign to the Company all inventions conceived or made during his employment with the Company. The Employment Agreement also includes certain restrictive covenants (including a covenant which generally prohibits the executive from working for any competitor of the Company for a period following their separation from employment and disclosure of confidential or proprietary information concerning the Company).

The Employment Agreement may be terminated by either party at any time, for any reason or no reason at all; provided, that the Company may only terminate an executive officer’s employment with the approval and authorization of our Board. If, with Board authorization, the Company terminates an executive officer’s employment prior to a “change in control” (as defined in the Employment Agreement”) and not for “cause” (as defined in the Employment Agreement), the executive will be entitled to 12 months’ severance in the form of salary continuation. Executive officers are not entitled to severance under any other termination scenario outside of a change in control context.

Pursuant to the terms of the Employment Agreement, if an executive’s employment is terminated upon a change of control or within three years after a change in control, either by the Company other than for cause or by the executive for “good reason” (as defined in the Employment Agreement), the executive will be entitled to severance pay (calculated in accordance with a formula set forth in the Employment Agreement) and continued medical, dental, disability and group insurance benefits.

The Employment Agreement also includes a “best-net” severance provision, whereby severance is capped to prevent the imposition of the excise tax on severance payments imposed by the Internal Revenue Code unless the executive would be in a better economic position by receiving the full severance such person is entitled to under the Employment Agreement and paying all taxes including the excise tax. No tax gross-up by the Company of any severance payment is provided by the Employment Agreement.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Executive Officer Agreement as of May 2011 (Exhibit 10.1 of Form 10-Q filed May 13, 2011 is incorporated herein by reference)

10.2	Form of Indemnification Agreement for Named Executive Officers (Exhibit 10.2 of the Form 8- K filed March 22, 2005 is incorporated herein by reference)

99.1	Press Release dated August 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2015	Kennametal Inc.

	By:	/s/ Kevin G. Nowe
Kevin G. Nowe
Vice President, Secretary and General Counsel